Exhibit 99.1

Global Medical REIT Announces Third Quarter 2024 Financial Results

Year-to-Date Completed $80.3 Million in Acquisitions of Single Tenant Triple Net Medical Real Estate

Bethesda, MD – November 6, 2024 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three and nine months ended September 30, 2024 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During the third quarter, we continued to deliver steady results while actively engaging in the transaction market to accretively grow our high-quality portfolio. I’m pleased that in October we completed the acquisition of the remaining 10 properties in the previously announced 15-property portfolio of outpatient medical real estate for an aggregate purchase price of $49.5 million. In total, this 15-property portfolio had an aggregate purchase price of $80.3 million with 254,220 leasable square feet and annualized base rent of $6.4 million. Also, on October 29, 2024, we entered into a purchase agreement to acquire a $70 million, five-property portfolio of outpatient medical real estate at a cap rate of 9.0%. With ample liquidity, we remain well positioned in the market to continue to pursue additional opportunities that align with our target assets and return criteria. I would like to thank the entire team for their collective efforts and contributions to these results.”

Third Quarter 2024 Highlights

•	Net income attributable to common stockholders was $1.8 million, or $0.03 per diluted share, as compared to $3.1 million, or $0.05 per diluted share, in the comparable prior year period.
•	Funds from Operations attributable to common stockholders and noncontrolling interest (“FFO”) of $13.7 million, or $0.19 per share and unit, as compared to $15.3 million, or $0.22 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $15.3 million, or $0.22 per share and unit, as compared to $16.5 million, or $0.23 per share and unit, in the comparable prior year period.
•	In July 2024, we completed the acquisition of five properties in a 15-property portfolio encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million. These are fully occupied single tenant triple net properties with aggregate annualized base rent of $2.5 million.
•	In July 2024, we sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million, resulting in a gain of $1.7 million.
~~•~~	In September 2024, we sold a medical facility located in Panama City Beach, Florida, receiving gross proceeds of $1.1 million, resulting in a gain of $0.1 million.
•	Steward Health Care (“Steward”), which as previously disclosed, filed for Chapter 11 bankruptcy on May 6, 2024, formally rejected its lease at our healthcare facility in Beaumont, Texas (the “Beaumont Facility”) as of September 15, 2024. This formal lease rejection, which was approved by the bankruptcy court, allowed for a new, 15-year, triple-net lease with an affiliate of CHRISTUS Health (“CHRISTUS”) at this facility to become effective. We expect rent to commence on this lease in March or April 2025.
•	During the quarter ended September 30, 2024, we issued 1.2 million shares of our common stock through our ATM program at an average offering price of $9.95 per share, generating gross proceeds of $12.0 million.
•	Portfolio leased occupancy was 96.1% at September 30, 2024.

Nine Month and Other 2024 Highlights

•	Net loss attributable to common stockholders was $0.6 million, or $0.01 per diluted share, as compared to net income attributable to common stockholders of $15.6 million, or $0.24 per diluted share, in the comparable prior year period. The results for the nine-month period in 2024 include an aggregate loss on sale of investment properties of $1.6 million and the results for the nine-month period in 2023 include an aggregate gain on sale of investment properties of $15.6 million.
•	FFO of $42.6 million, or $0.60 per share and unit, as compared to $45.1 million, or $0.64 per share and unit, in the comparable prior year period.
•	AFFO of $47.6 million, or $0.67 per share and unit, as compared to $48.4 million, or $0.69 per share and unit, in the comparable prior year period.
•	During the nine months ended September 30, 2024, we completed three dispositions that generated aggregate gross proceeds of $20.2 million, resulting in an aggregate loss of $1.6 million. Included in this total is the sale of our facility in Mishawaka, Indiana, receiving gross proceeds of $8.1 million and resulting in a loss of $3.4 million. The lease at this facility was set to expire at the end of this year and the decision to dispose of this property was based on the Company’s lease renewal expectations and its outlook for finding a suitable replacement tenant.
•	In October 2024, we completed the acquisition of the remaining 10 properties in the 15-property portfolio encompassing 159,726 leasable square feet for an aggregate purchase price of $49.5 million. These are fully occupied single tenant triple net properties with aggregate annualized base rent of $3.9 million. In aggregate, the 15-property portfolio had a purchase price of $80.3 million with 254,220 leasable square feet and annualized base rent of $6.4 million.

Financial Results

Rental revenue for the third quarter 2024 decreased 3.7% year-over-year to $34.2 million, primarily reflecting the impact of changes in the Company’s portfolio between the periods, including a reduction in portfolio occupancy in 2024 compared to 2023 as well as the impact of tenants placed on cash basis accounting subsequent to the end of the third quarter 2023.

Total expenses for the third quarter were $32.7 million, compared to $33.0 million for the comparable prior year period. This decrease primarily reflects the impact of current period dispositions, partially offset by the five properties that were acquired during the current period.

Interest expense for the third quarter was $7.2 million, unchanged from the comparable prior year period. Slightly lower interest rates were offset by higher average borrowings during the current period compared to the prior period.

Net income attributable to common stockholders for the third quarter totaled $1.8 million, or $0.03 per diluted share, compared to $3.1 million, or $0.05 per diluted share, in the comparable prior year period.

The Company reported FFO of $13.7 million, or $0.19 per share and unit, and AFFO of $15.3 million, or $0.22 per share and unit, for the third quarter of 2024, compared to FFO of $15.3 million, or $0.22 per share and unit, and AFFO of $16.5 million, or $0.23 per share and unit, in the comparable prior year period.

Investment Activity

In May 2024, the Company entered into a purchase agreement to acquire a 15-property portfolio of outpatient medical real estate. During the third quarter of 2024, the Company completed the acquisition of five properties in the 15-property portfolio encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million and with aggregate annualized base rent of $2.5 million.

In October 2024, the Company completed the acquisition of the remaining 10 properties in the 15-property portfolio encompassing 159,726 leasable square feet for an aggregate purchase price of $49.5 million and with aggregate annualized base rent of $3.9 million. In aggregate the 15-property portfolio had a purchase price of $80.3 million with 254,220 leasable square feet and annualized base rent of $6.4 million.

Pursuant to the Company’s capital recycling plan, the Company sold two assets in the third quarter of 2024. Specifically, in July 2024, we sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million, resulting in a gain of $1.7 million. In September 2024, we sold a medical facility located in Panama City Beach, Florida, receiving gross proceeds of $1.1 million, resulting in a gain of $0.1 million. The weighted average cap rate on these dispositions was 7.0%.

In October 2024, the Company entered into a purchase agreement to acquire a five-property portfolio for an aggregate purchase price of $69.6 million and a cap rate of 9.0%. The Company expects to complete this acquisition in two tranches during the first half of 2025. The Company’s obligation to close the acquisition is subject to certain customary terms and conditions, including due diligence reviews. Accordingly, there is no assurance that the Company will close this acquisition on a timely basis, or at all.

Portfolio Update

As of September 30, 2024, the Company’s portfolio was 96.1% occupied and comprised of 4.8 million leasable square feet with an annualized base rent of $107.8 million. As of September 30, 2024, the weighted average lease term for the Company’s portfolio was 5.6 years with weighted average annual rent escalations of 2.2%, and the Company’s portfolio rent coverage ratio was 4.6 times.

On May 6, 2024, Steward announced that it filed for Chapter 11 bankruptcy reorganization. At the time of the bankruptcy filing, Steward represented 2.8% of the Company’s annualized base rent, primarily related to the Beaumont Facility. As of September 15, 2024, Steward formally rejected its lease at the Beaumont Facility. This formal lease rejection, which was approved by the bankruptcy court, allowed for a new, 15-year, triple-net lease with an affiliate of CHRISTUS at this facility to become effective. We expect rent to commence on this lease in March or April 2025.

Balance Sheet and Capital

At September 30, 2024, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $628.9 million and the Company’s leverage was 44.1%. As of September 30, 2024, the Company’s total debt carried a weighted average interest rate of 3.79% and a weighted average remaining term of 2.2 years.

As of November 5, 2024, the Company’s borrowing capacity under the credit facility was $221 million.

During the quarter ended September 30, 2024, the Company issued 1.2 million shares of its common stock through its ATM program at an average offering price of $9.95 per share, generating gross proceeds of $12.0 million. From October 1, 2024 through November 5, 2024, the Company did not issue any shares under its ATM program.

Dividends

On September 5, 2024, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of September 20, 2024, which was paid on October 8, 2024, representing the Company’s third quarter 2024 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of October 15, 2024 of the Company’s Series A Preferred Stock, which was paid on October 31, 2024. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from July 31, 2024 through October 30, 2024.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, November 7, 2024 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO attributable to common stockholders and noncontrolling interest (“FFO”) and AFFO attributable to common stockholders and noncontrolling interest (“AFFO”) are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, and (g) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 19% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 19% of non-reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute-care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for September 2024 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	September 30, 2024	December 31, 2023
Assets
Investment in real estate:
Land	$168,110	$164,315
Building	1,041,006	1,035,705
Site improvements	22,946	21,974
Tenant improvements	66,933	66,358
Acquired lease intangible assets	137,886	138,617
	1,436,881	1,426,969
Less: accumulated depreciation and amortization	(283,941)	(247,503)
Investment in real estate, net	1,152,940	1,179,466
Cash and cash equivalents	5,723	1,278
Restricted cash	2,066	5,446
Tenant receivables, net	8,122	6,762
Due from related parties	404	193
Escrow deposits	1,694	673
Deferred assets	27,685	27,132
Derivative asset	14,967	25,125
Goodwill	5,903	5,903
Other assets	23,091	15,722
Total assets	$1,242,595	$1,267,700

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $5,418 and $7,067 at September 30, 2024 and December 31, 2023, respectively	$614,382	$585,333
Notes payable, net of unamortized debt issuance costs of $31 and $66 at September 30, 2024 and December 31, 2023, respectively	14,493	25,899
Accounts payable and accrued expenses	13,350	12,781
Dividends payable	16,534	16,134
Security deposits	3,222	3,688
Other liabilities	12,370	12,770
Acquired lease intangible liability, net	3,638	5,281
Total liabilities	677,989	661,886
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at September 30, 2024 and December 31, 2023, respectively (liquidation preference of $77,625 at September 30, 2024 and December 31, 2023, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 66,803 shares and 65,565 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	67	66
Additional paid-in capital	733,626	722,418
Accumulated deficit	(281,067)	(238,984)
Accumulated other comprehensive income	14,967	25,125
Total Global Medical REIT Inc. stockholders' equity	542,552	583,584
Noncontrolling interest	22,054	22,230
Total equity	564,606	605,814
Total liabilities and equity	$1,242,595	$1,267,700

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Rental revenue	$34,175	$35,487	$103,458	$108,003
Other income	89	20	166	85
Total revenue	34,264	35,507	103,624	108,088

Expenses
General and administrative	4,381	4,367	13,416	12,633
Operating expenses	7,437	7,231	22,056	21,989
Depreciation expense	9,993	10,100	30,233	31,062
Amortization expense	3,649	4,095	11,487	12,828
Interest expense	7,236	7,170	21,119	23,909
Preacquisition expense	—	—	—	44
Total expenses	32,696	32,963	98,311	102,465

Income before gain (loss) on sale of investment properties	1,568	2,544	5,313	5,623
Gain (loss) on sale of investment properties	1,823	2,289	(1,560)	15,560

Net income	$3,391	$4,833	$3,753	$21,183
Less: Preferred stock dividends	(1,455)	(1,455)	(4,366)	(4,366)
Less: Net (income) loss attributable to noncontrolling interest	(145)	(240)	50	(1,187)
Net income (loss) attributable to common stockholders	$1,791	$3,138	$(563)	$15,630

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.03	$0.05	$(0.01)	$0.24

Weighted average shares outstanding – basic and diluted	65,737	65,565	65,633	65,545

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$3,391	$4,833	$3,753	$21,183
Less: Preferred stock dividends	(1,455)	(1,455)	(4,366)	(4,366)
Depreciation and amortization expense	13,618	14,161	41,611	43,796
(Gain) loss on sale of investment properties	(1,823)	(2,289)	1,560	(15,560)
FFO attributable to common stockholders and noncontrolling interest	$13,731	$15,250	$42,558	$45,053
Amortization of above market leases, net	282	234	782	812
Straight line deferred rental revenue	(501)	(721)	(1,264)	(2,363)
Stock-based compensation expense	1,274	1,185	3,826	3,020
Amortization of debt issuance costs and other	559	593	1,684	1,795
Preacquisition expense	—	—	—	44
AFFO attributable to common stockholders and noncontrolling interest	$15,345	$16,541	$47,586	$48,361

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.03	$0.05	$(0.01)	$0.24
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.19	$0.22	$0.60	$0.64
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$0.22	$0.23	$0.67	$0.69

Weighted Average Shares and Units Outstanding – basic and diluted	71,151	70,566	70,932	70,262

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,737	65,565	65,633	65,545
Weighted Average OP Units	2,244	2,244	2,244	2,020
Weighted Average LTIP Units	3,170	2,757	3,055	2,697
Weighted Average Shares and Units Outstanding – basic and diluted	71,151	70,566	70,932	70,262

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$3,391	$4,833	$3,753	$21,183
Interest expense	7,236	7,170	21,119	23,909
Depreciation and amortization expense	13,642	14,195	41,720	43,890
(Gain) loss on sale of investment properties	(1,823)	(2,289)	1,560	(15,560)
EBITDAre	$22,446	$23,909	$68,152	$73,422
Stock-based compensation expense	1,274	1,185	3,826	3,020
Amortization of above market leases, net	282	234	782	812
Preacquisition expense	—	—	—	44
Adjusted EBITDAre	$24,002	$25,328	$72,760	$77,298